UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019
SOUTHWEST AIRLINES CO.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
_________________________________		___________
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

Southwest Airlines Co. (the "Company") is providing guidance regarding its fourth quarter 2019 financial and operational trends.

On March 13, 2019, the Federal Aviation Administration issued an emergency order for all U.S. airlines to ground all Boeing 737 MAX aircraft. The Company immediately complied with the order and grounded all 34 737 MAX 8 aircraft (MAX) in its fleet. In addition, the Company has 41 MAX aircraft on order from The Boeing Company (Boeing) or lessors this year that have been delayed. As previously disclosed in its third quarter 2019 Form 10-Q filed on November 8, 2019, the Company adjusted its flight schedule to remove all MAX flights through March 6, 2020. Based on continued uncertainty around the timing of MAX return to service, the Company is proactively removing the MAX from its flight schedule through April 13, 2020.

As previously disclosed last week, the Company recently reached a confidential agreement with Boeing to compensate Southwest for a portion of projected financial damages related to the grounding of the airline's Boeing 737 MAX aircraft. In light of this agreement, the Southwest Board of Directors has authorized a discretionary, incremental profitsharing accrual for Employees, which is tied to the projected reduction in operating income for annual 2019 due to the MAX groundings. The Company currently estimates this incremental profitsharing accrual to be approximately $125 million, which will be accrued during fourth quarter 2019 and funded as part of the Company's annual 2019 profitsharing distribution during first quarter 2020, in accordance with normal ProfitSharing Plan policies and Board of Director approval. The Company does not currently expect any material financial impacts of the agreement to be realized in its fourth quarter 2019 earnings. While still evaluating the applicable accounting principles, the Company currently expects to account for substantially all of the compensation as a reduction in cost basis of both existing and future firm aircraft orders, which will reduce depreciation expense in future years. The Company continues to engage in ongoing discussions with Boeing regarding compensation for damages related to the MAX groundings. The details of these discussions and the settlement with Boeing are confidential.

The Company continues to experience solid passenger bookings and passenger yield trends, year-over-year, during fourth quarter 2019. Based on current revenue trends, the Company continues to expect fourth quarter 2019 operating revenue per available seat mile (RASM, or unit revenues) to be in the range of flat to up 2 percent, compared with fourth quarter 2018.

Based on current cost trends, the Company continues to expect fourth quarter 2019 operating costs per available seat mile (CASM, or unit costs), excluding fuel and oil expense and profitsharing expense, to increase in the range of 4 to 6 percent, compared with fourth quarter 2018. The majority of the Company's year-over-year unit cost increase in fourth quarter 2019 is driven by lower fourth quarter 2019 capacity as a result of the MAX groundings. The Company continues to expect annual 2019 CASM, excluding fuel and oil expense and profitsharing expense, to increase approximately 8 percent, year-over-year.

Based on the Company’s fuel derivative contracts and market prices as of December 13, 2019, the Company continues to expect its fourth quarter 2019 fuel costs to be in the range of $2.05 to $2.15 per gallon, including
$.04 per gallon in premium expense, with no cash settlements from fuel derivative contracts. The Company continues to expect its fourth quarter 2019 available seat miles (ASMs, or capacity) per gallon, or fuel efficiency, to decrease in the range of 1 to 2 percent, year-over-year, primarily due to the removal of the Company's most fuel-efficient aircraft from its schedule as a result of the MAX groundings.

The Company now expects its fourth quarter 2019 year-over-year ASMs to decrease approximately 1 percent, year-over-year, as compared with its previous guidance of a decrease in the range of 0.5 to 1 percent, year-over-year. The Company has canceled approximately 3,000 flights, thus far, in fourth quarter 2019 primarily due to winter weather, which the Company expects will have an immaterial impact on its fourth quarter 2019 financial results.

The Company continues to estimate its fourth quarter 2019 effective tax rate to be approximately 23.0 percent, and expects its annual 2019 effective tax rate to be approximately 22.5 percent.

As of September 30, 2019, the Company had $1.9 billion remaining under its May 2019 $2.0 billion share repurchase authorization. On November 13, 2019, the Company launched a new accelerated share repurchase (ASR) program by advancing $550 million to a third party financial institution in a privately negotiated transaction ("Fourth Quarter 2019 ASR Program"). The Company has received 7.3 million shares of common stock pursuant to the Fourth Quarter 2019 ASR Program, representing an estimated 75 percent of the shares expected to be repurchased under that ASR program. The Fourth Quarter 2019 ASR Program is scheduled to be completed no later than February 13, 2020. The Company now has $1.35 billion remaining under its current authorization.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial outlook and projected results of operations, including assumptions underlying the Company’s projections; (ii) the Company’s expectations with respect to fuel efficiency and fuel costs and the Company's related management of risk associated with changing jet fuel prices, including factors underlying the Company’s expectations; and (iii) the Company’s capacity expectations, including factors underlying the Company's expectations. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of governmental actions and governmental regulations related to the Company’s operations; (ii) the impact of changes in consumer behavior, economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, and other factors beyond the Company's control, on the Company's results of operations; (iii) the Company's dependence on third parties and the impact on the Company’s operations and results of operations of any related third party delays or non-performance; (iv) the impact of fuel price changes and fuel price volatility on the Company’s results of operations; and (v) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

December 17, 2019	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)